May 25, 1994



Bergen Brunswig Corporation
4000 Metropolitan Drive
Orange, CA  92668-3510

Gentlemen:

         You have requested our opinion, as your securities counsel, in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended of 870,000 shares of the Class A Common Stock, par value $1.50 per share ("Common Stock"), of Bergen Brunswig Corporation ("Company") on a registration statement on Form S-3 ("Registration Statement"). The shares of Common Stock to which the Registration Statement relates will be resold by the shareholders of Southeastern Hospital Supply Corporation.

         We have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company, and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.


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Bergen Brunswig Corporation                 May 25, 1994
Page 2


         Based upon the foregoing and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the shares of Common Stock covered by the Registration Statement will be, when sold, legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto and to any references to this firm in the Registration Statement.

                                            Very truly yours,

                                            LOWENSTEIN, SANDLER, KOHL,
                                              FISHER & BOYLAN, P.C.



                                            By: /s/  Richard M. Sandler
                                               --------------------------------
                                                Richard M. Sandler

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